UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 8.01 Other Events.
On August 11, 2006, Encysive Pharmaceuticals (the “Company”) announced that it has received the formal decision letter from the European Commission granting marketing authorization for THELIN® (sitaxentan sodium) 100 mg tablets. THELIN is indicated for the treatment of patients with pulmonary arterial hypertension (PAH) classified as World Health Organization (WHO) functional class III, to improve exercise capacity. Efficacy has been shown in primary pulmonary hypertension and pulmonary hypertension associated with connective tissue disease. THELIN is the first selective endothelin A receptor antagonist, and first once daily oral treatment available for patients with PAH. The European Commission’s centralized licensing procedure permits Encysive to market THELIN in all 25 member states of the European Union.
PAH afflicts approximately 100,000 to 200,000 people in North America and Europe. The disease is characterized by high blood pressure and structural changes in the walls of the pulmonary arteries, the blood vessels that connect the right side of the heart to the lungs. As these arteries become increasingly constricted, blood flow and oxygenation may be inadequate to meet the body’s demands. Since the heart must then pump harder to overcome the resistance, patients are susceptible to heart failure.
THELIN’s approval is based on the largest database of patients with PAH ever assembled in an original Marketing Authorization Application (MAA), with more than 1,000 PAH patients receiving THELIN.
THELIN® (Sitaxentan Sodium) Efficacy Highlights
Encysive conducted two randomized, placebo-controlled, multi-center pivotal Phase III studies in support of worldwide product registrations, STRIDE-1 and STRIDE-2 (Sitaxsentan To Relieve ImpaireD Exercise).
In the STRIDE program, THELIN 100 mg was shown to significantly improve exercise capacity, as measured by improvement in six-minute walk distance, including in patients with connective tissue disease. THELIN was also shown to reduce patients’ PAH symptoms (improvement in WHO/NYHA functional class) and improve PAH hemodynamic status. Survival of patients was 96% at one year in the overall patient population and 98% in patients with PAH secondary to connective tissue disease.
Important Safety Information
In placebo-controlled clinical trials, the most frequent adverse events that occurred in patients receiving THELIN, which were considered to be possibly related to THELIN treatment, were headache, peripheral edema and nasal congestion. Other adverse events that occurred in at least 2% of THELIN patients, at a rate greater than placebo and considered to be possibly related to THELIN treatment, included dizziness, constipation, epistaxis, flushing, international normalized ratio (INR) increase, insomnia, nausea, upper abdominal pain, vomiting, dyspepsia, diarrhea, fatigue, muscle cramp, and prothrombin time (PT) prolongation. THELIN is also associated with liver function abnormalities. Because THELIN inhibits the metabolism of warfarin and other vitamin K antagonists, a dose adjustment for these drugs is needed when co-administered with THELIN. THELIN and other endothelin receptor antagonists have potential for liver toxicity and are teratogenic. Testing of liver enzymes is required prior to the initiation of THELIN and monthly thereafter. THELIN should not be used during pregnancy unless clearly necessary. THELIN is contraindicated in patients receiving cyclosporine A, patients with mild to severe hepatic impairment (Child-Pugh Class A-C), patients with elevated liver aminotransferases prior to starting treatment (elevation in liver enzymes to levels >3 times the upper limit of normal), lactating patients, or patients with hypersensitivity to the active substance or any excipients.
THELIN® (Sitaxentan Sodium) Overview
THELIN is an endothelin A receptor antagonist, a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important. THELIN is 6,500-fold selective in the targeting of the endothelin A receptor versus the endothelin B receptor. Highly selective endothelin A receptor antagonism has been shown to increase blood flow and reverse vasoconstriction in human clinical pharmacology studies.
In 2004, the European Commission granted Encysive orphan medicinal product designation for THELIN in PAH. This status provides companies that develop and market therapies for rare diseases and disorders with market exclusivity for a particular indication for a period of ten years from marketing authorization.
This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are estimates concerning the PAH patient population; Encysive’s ability to quickly and successfully commercialize THELIN in the European Union; market acceptance of THELIN and the actual rate of acceptance; the speed with which pricing and reimbursement approvals, and product launches for THELIN may be achieved in countries within the European Union; competitive product developments in the PAH disease market that may affect THELIN; difficulties or delays in manufacturing, packaging or distributing THELIN; the impact of existing and future European Union regulatory provisions on product exclusivity, including orphan drug exclusivity; legislation or regulations in countries within the European Union affecting THELIN’s pricing, reimbursement or access; Encysive’s ability to protect its patents and other intellectual property for THELIN; as well as other risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: August 11, 2006	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel